                                                                   EXHIBIT 3.2.1









                        HAVERTY FURNITURE COMPANIES, INC.



                                     BY-LAWS


                  AS AMENDED AND RESTATED ON FEBRUARY 25, 2003

                        HAVERTY FURNITURE COMPANIES, INC.
                                     BY-LAWS

                                    ARTICLE I
                                  STOCKHOLDERS

                                   SECTION 1.

The Corporation shall, after the year 1929, hold annually a regular meeting of its stockholders for the election of directors and for the transaction of general business at any place within the continental United States as may be specified by a notice to stockholders given as required by statute, by the Articles of Incorporation (the "Articles") or by the By-laws. Such annual meetings shall be general meetings, that is to say, open for the transaction of any business within the powers of the Corporation without special notice of such business, except in cases in which special notice is required by statute, by the Articles or by the By- laws. The Board of Directors shall cause the annual meeting of stockholders to be held on such date in any year, as it shall determine to be in the best interest of the Corporation. If, as of March 15 in any year, the Board of Directors has failed to set the date of the annual meeting in that year, then the annual meeting shall be held at 2:00 o'clock P.M. on the second Tuesday in April, if not a legal holiday, and if a legal holiday, then on the first day following which is not a legal holiday.

                                   SECTION 2.

At any time in the interval between annual meetings, special meetings of the stockholders may be called by the Chairman of the Board, the President or by a majority of the Board of Directors or by a majority of the Executive Committee by vote at a meeting or in writing with or without a meeting. Special meetings of the stockholders shall be held at any place within the continental United States as may be specified by a notice to stockholders given as required by statute, by the Articles or by the By-laws.

                                   SECTION 3.

Written or printed notice of every annual or special meeting of the stockholders shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than ninety (90) days before such meeting, by leaving the same with him or at his residence or usual place of business, or by mailing it, postage paid, and addressed to him at his address as it appears upon the books of the Corporation. Notice of every meeting shall state the place, day and hour of such meeting and, if such meeting is a special meeting, the business proposed to be transacted at the meeting; and no business shall be transacted at such meeting except that specially named in the notice. Failure to give notice of any annual meeting, or any irregularity in such notice, shall not affect the validity of such annual meeting or of any proceedings at such meeting (other than proceedings of which special notice is required by statute, by the Articles or by the By-laws). No notice of any meeting of stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder who, by a document executed by such person, which has been filed with the records of the meeting either before or after the holding of the meeting, waives such notice. No notice other than by announcement need be given of an adjourned meeting of stockholders.

                                   SECTION 4.

At all meetings of stockholders the presence in person or by proxy of stockholders entitled to cast a majority in number of votes shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum the stockholders present in person or by proxy at the time and place fixed by Section 1 of this Article I for an annual meeting, or designated in the notice of a special meeting, or at the time and place of any adjournment of any meeting, by majority vote and without notice other than by announcement at the meeting, may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

                                   SECTION 5.

Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy which is dated more than three (3) months before the meeting at which it is offered shall be accepted, unless such proxy shall, on its face, name a longer period for which it is to remain in force. A stockholder may execute a document authorizing another person to act as proxy. Execution of such a document may be accomplished by the stockholder or the stockholder's authorized agent and may be done by personal signature or by causing the stockholder's signature to be affixed to the document by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization for the person to act as proxy to: (i) the person authorized to act as proxy; or (ii) any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. The authorization may be transmitted by any electronic or telephonic means. A copy, facsimile telecommunication, or other reliable reproduction of the document or transmission authorized under this Section may be substituted for the original document or transmission for any purpose for which the original document or transmission could be used.

                                   SECTION 6.

At any meeting of stockholders, if demanded by the holders of twenty percent (20%) of the number of shares present in person or by proxy and entitled to vote at the meeting, or if ordered by the Chairman of such meeting, the vote upon any election or question shall be taken by ballot, and the polls shall be opened and closed, the proxies and ballots shall be received, and all questions touching the qualifications of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by one or more inspectors of elections. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors. If inspectors are required, they shall be appointed by the Chairman at the affected annual or special meeting to serve until the close of such meeting or any adjournment of the meeting. In case an inspector shall fail to attend, or refuse or be unable to serve, the Chairman of the meeting may appoint a substitute inspector or inspectors. Except in cases in which it is by statute, by the Articles or by the By-laws otherwise provided, a majority of the votes cast shall be sufficient for any election and for the adoption of any measure.

                                   SECTION 7.

At all meetings of stockholders, the order of business shall be, as far as applicable and practicable, as follows:

         (1)      Organization.

         (2) Proof of notice of meeting or of waivers of notice of the meeting (the certificate of the Secretary of the Corporation, or the affidavit of any other person who mailed the notice or caused the same to be mailed, shall serve as proof of service of notice by mail).

         (3) Submission by Secretary, or by inspectors, if any shall have been elected or appointed, of a list of stockholders entitled to vote, present in person or by proxy.

         (4) If an annual meeting, or a meeting called for that purpose, reading of minutes of preceding meetings that have not previously been reviewed and approved, and action thereon.

         (5)      Reports.

         (6) If an annual meeting, or a meeting called for that purpose, the election of directors.

         (7)      Unfinished business.

         (8)      New business.

         (9)      Adjournment.

                                   ARTICLE II
                               BOARD OF DIRECTORS

                                   SECTION 1.

The business and affairs of the Corporation shall be managed under the direction of a Board of Directors, and the Board may exercise all the powers of the Corporation except such powers that are conferred upon or reserved to stockholders by law, by the Articles of Incorporation or by the By-laws. By vote of a majority of the entire Board of Directors, the number of directors may be set from time to time at any number not less than eight nor more than sixteen.

In the event of any increase or decrease in the authorized number of directors, each director then serving as such shall nevertheless continue as a director until the expiration of the director's current term, or death, retirement, resignation or removal.

                                   SECTION 2.

Notwithstanding any of the foregoing provisions of this Article, each director shall serve until the director's successor is elected and qualified or until the director's death, retirement, resignation or removal. Should a vacancy occur otherwise than through the removal of a director by the stockholders, whether arising through death, resignation or through an increase in the number of directors, such vacancy shall be filled by a majority vote of the remaining directors who were elected by the same class of stock which elected the director whose vacancy is being filled, whether or not such number of directors is sufficient to constitute a quorum. A director so elected to fill a vacancy shall serve until the next annual meeting of stockholders.

                                   SECTION 3.

After each meeting of stockholders at which all of the Board of Directors shall have been elected, the Board of Directors so elected shall meet as soon as practicable for the purpose of organization and the transaction of other business, at such time and place as may be designated by the stockholders at such meeting; and in the event that no time and place is designated by the stockholders, then the Board of Directors shall meet at such time and place as may be agreed upon by a majority of the newly constituted Board, provided that such meeting shall be held within thirty (30) days following such stockholders' meeting. Any such Board meeting may be held at any place within or without the State of Maryland. Other regular meetings of the Board of Directors shall be held on such dates and at such places within or without the State of Maryland as may be designated from time to time by the Board of Directors.

                                   SECTION 4.

Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, by the President, or by the Board of Directors or the Executive Committee by a vote at a meeting, or by a majority of the directors or a majority of the members of the Executive Committee in writing with or without a meeting. Such special meetings shall be held at the place within or without the State of Maryland as may be designated from time to time by the Board of Directors. In the absence of a designation the meeting shall be held at the place as may be designated in the notice of the meeting.

                                   SECTION 5.

Except for first meetings of the Board where the time and place of the meeting is designated by the stockholders in accordance with Section 3 of this Article II, notice of the place, day and hour of every regular and special meeting shall be given to each director two (2) days (or more) before the meeting, by delivering the notice to the director personally, or by sending the notice to the director by electronic means, or by leaving the same at the residence or usual place of business of the director, or, in the alternative, by mailing such notice three (3) days (or more) before the meeting, postage prepaid, and addressed to the director at the person's last known post office address, according to the records of the Corporation. Unless required by resolution of the Board of Directors, no notice of any meeting of the Board of Directors need state the business to be transacted at any meeting. No notice of any meeting of the Board of Directors need be given to any director who attends, or to any director who, in a document executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. No notice other than by announcement need be given of an adjourned meeting of the Board of Directors.

                                   SECTION 6.

At all meetings of the Board of Directors, any six (6) of the directors shall constitute a quorum for the transaction of business. Except in cases in which it is by statute, by the Articles or by the By-laws otherwise provided, a majority of such quorum shall decide any questions that may come before the meeting. In the absence of a quorum, the directors present by majority vote may adjourn the meeting from time to time without notice other than by announcement at the meeting until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

                                   SECTION 7.

Directors may receive compensation for their services as may be authorized by resolution of the Board of Directors from time to time.

                                   ARTICLE III
                                   COMMITTEES

                                   SECTION 1.

The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may provide for (i) an Executive Committee of four (4) or more directors, for (ii) a Nominating and Corporate Governance Committee, (iii) and Executive Compensation and Employee Benefits Committee, and (iv) an Audit Committee. If provision be made for any such committees, the respective members thereof shall be elected by the Board of Directors to serve at the pleasure of the Board of Directors. No employee of the Corporation shall be a member of any of the following committees: The Nominating and Corporate Governance Committee; the Executive Compensation and Employee Benefits Committee; or the Audit Committee. Unless a chairman of each such committee shall have been selected by the Board of Directors, the members thereof shall elect a chairman from their own number. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise all of the powers of the Board of Directors in the management of the current and ordinary business of the Corporation conferred by the By-laws or otherwise, unless otherwise limited by law, or by the resolution providing for the Executive Committee, or expressly reserved to another committee of the Board of Directors by resolution adopted by a majority of the whole Board of Directors, or by any other resolution limiting such authority adopted by a majority of the whole Board of Directors. Each committee shall keep full and fair accounts of its meetings and actions. All actions by each committee shall be reported to the Board of Directors at its meeting next succeeding such actions. The actions so taken shall be subject to revision and alteration by the Board of Directors, so long as no rights of third persons shall be affected by any such revision or alteration. Vacancies in each committee shall be filled by the Board of Directors.

                                   SECTION 2.

Each committee of the Board of Directors shall fix its own rules of procedure and shall meet as provided by such rules or by resolution of the Board of Directors, and it shall also meet at the call of its chairman or of any two members of the committee. Unless otherwise provided by such rules or by such resolution, the provisions of Section 4 and Section 5 of Article II relating to the place of holding and notice required of meetings of the Board of Directors shall govern such committees. A majority of each committee shall be necessary to constitute a quorum.

                                   SECTION 3.

The Board of Directors may by resolution provide for such other standing or special committees as it deems desirable and may discontinue such committees at its sole discretion. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors.

                                   ARTICLE IV
                                    OFFICERS

                                   SECTION 1.

The Board of Directors shall choose from among its members a President who shall be an employee of the corporation and may choose from among its members a Chairman of the Board and a Vice-Chairman of the Board, each of which may be an employee of the Corporation. The Board of Directors may appoint as officers of the Corporation one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Chief Operating Officer, a Chief Financial Officer, a Controller, and shall appoint a Secretary and a Treasurer, none of whom need be directors. The Board of Directors may also appoint one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and one or more Assistant Controllers, none of whom need be directors.

                                   SECTION 2.

The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors at which such person shall be present and shall have such other duties as may be assigned to the person by the Board of Directors. In the absence of the Chairman of the Board, the President shall preside at all meetings of the stockholders and of the Board of Directors at which the President shall be present. The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors shall have appointed the Chairman of the Board or the Vice Chairman of the Board to such position. The Chief Executive Officer shall have general charge and supervision of the business of the Corporation; such person may execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, notes and other evidence of indebtedness, contracts or other instruments, except in cases in which execution thereof shall have been and delegated to some other officer or agent of the Corporation by the Board of Directors; and, in general, the Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer of a corporation, and such other duties as, from time to time, may be assigned to the person by the Board of Directors. If the President of the Corporation is not the Chief Executive Officer, such person shall perform such duties as from time to time may be assigned to such person by the Board of Directors and the Chief Executive Officer.

                                   SECTION 3.

The Chief Operating Officer, if one is appointed, shall be a general executive officer of the Corporation, with authority as such, and at the request of the Chief Executive Officer or the disability of the Chief Executive Officer, shall perform the duties and exercise the functions of the Chief Executive Officer, unless the Board of Directors shall otherwise determine. When the Chief Operating Officer is acting as the Chief Executive Officer, such person shall have the powers of the Chief Executive Officer as set forth herein. The Chief Operating Officer shall have such other powers and perform such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

                                   SECTION 4.

Executive Vice Presidents, the Senior Vice Presidents, the Vice Presidents, Assistant Vice Presidents and other officers authorized in this Article, shall have such powers and perform such duties as may be assigned by the Board of Directors or the Chief Executive Officer, unless otherwise provided herein.

                                   SECTION 5.

The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of each committee of the Board of Directors; such person shall see that all notices are duly given in accordance with the provisions of the By-laws or as required by law. The Secretary shall be custodian of the records of the Corporation; and shall see that the corporate seal is affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed may attest the same; and, in general, the Secretary shall perform all duties incident to the office of the secretary of a corporation, and such other duties as, from time to time, may be assigned by the Board of Directors, or by the Chairman of the Board or the Chief Executive Officer.

                                   SECTION 6.

The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors. The Treasurer shall render to the Chief Executive Officer and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation. In general, the Treasurer shall perform all the duties incident to the office of the treasurer of a corporation, and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

                                   SECTION 7.

The Chief Financial Officer shall be the chief financial officer and the Controller shall be the chief accounting officer of the Corporation. Such officers shall see that the books of account and other accounting records of the Corporation are maintained in proper form, and, in general, each shall perform all the duties incident to the respective offices of the Chief Financial Officer and Controller of a corporation, as well as such other duties as may be assigned to such person by the Board of Directors or the Chief Executive Officer.

                                   SECTION 8.


The Assistant Secretaries shall have such duties as, from time to time, shall be assigned to them by the Board of Directors or the Secretary. The Assistant Treasurers shall have such duties as, from time to time, shall be assigned to them by the Board of Directors or the Treasurer.

                                   SECTION 9.

The Board of Directors may appoint such subordinate officer, as it may deem desirable. Each such officer shall hold office for such period and perform such duties as the Board of Directors or the Chief Executive Officer may prescribe. The Board of Directors, from time to time, may authorize any officer to appoint and remove subordinate officers and assign the duties to such officers.

                                   SECTION 10.

The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any officer upon whom the power of appointing subordinate officers may have been conferred to fix the compensation of such subordinate officers.

                                   SECTION 11.

Any officer of the Corporation may be removed with or without cause by a vote of a majority of the entire Board of Directors at a meeting called for that purpose, or (except in case of an officer elected by the Board of Directors) by the Executive Committee or by an officer upon whom such power of removal may have been conferred.

                                    ARTICLE V
                                      STOCK

                                   SECTION 1.

Each stockholder shall be entitled to a certificate or certificates, certifying the number and kind of shares owned by the stockholder, signed by the Chairman of the Board, or the President or a Vice President, and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation or a facsimile of such seal. Stock certificates shall be in such form, not inconsistent with law or with the Articles, as shall be approved by the Board of Directors. When certificates for stock of any class are manually countersigned by a Transfer Agent, the signatures thereon of the aforementioned officers, one signing and the other countersigning, may be facsimile. In case any officer or officers of the Corporation who shall have signed any such certificate or certificates shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers.

                                   SECTION 2.

The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock; and may appoint Transfer Agents and Registrars thereof. The duties of Transfer Agent and Registrar may be combined.

                                   SECTION 3.

Original or duplicate stock ledgers, containing the names and addresses of stockholders of the Corporation and the number of shares of each class held by them respectively, shall be kept at the principal offices of the Corporation in Atlanta, Georgia, or by the Corporation's Transfer Agent/Registrar.

                                   SECTION 4.

The Board of Directors is hereby authorized to fix the time, not exceeding twenty (20) days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights, during which the books of the Corporation shall be closed against transfers of stock. In lieu of providing for the closing of the books against transfers of stock as aforesaid, the Board of Directors is hereby authorized to fix the date, not exceeding ninety (90) days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, or entitled to receive such dividends or rights, as the case may be. Only stockholders of record on such dates, when fixed as herein provided, shall be entitled to notice of and to vote at such meetings, or to receive such dividends or rights, as the case may be.

                                   SECTION 5.

In case any certificate of stock is lost, stolen, mutilated or destroyed, the Board of Directors may authorize the issuance of a new certificate in place thereof upon such terms and conditions as it may deem advisable; or the Board of Directors may delegate such power to any officer or officers of the Corporation; but the Board of Directors or such officer or officers, in their discretion, may refuse to issue such new certificate, save upon the order of a court of proper jurisdiction.

                                   ARTICLE VI
                                     FINANCE

                                   SECTION 1.

Checks drawn on any bank or banks with which funds of the Corporation are deposited shall, unless otherwise provided by the Board of Directors, be signed by any one of the following officers: the Chairman of the Board, the President, the Chief Executive Officer (if other than the President), the Chief Operating Officer, or the Chief Financial Officer, any Executive Vice President or any Senior Vice President, and shall be countersigned by any of the following officers: the Treasurer, the Secretary, or the Controller, or an officer of the Corporation serving as an Assistant Treasurer, Assistant Secretary or Assistant Controller.

                                   SECTION 2.

The fiscal year of the Corporation shall be the calendar year, unless otherwise provided by the Board of Directors.

                                   ARTICLE VII
          INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

                                   SECTION 1.

The terms used in this Article shall have the same meaning as such terms are defined in the Maryland General Corporation Law. SECTION 2.

The Corporation shall indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that:

         (1) The act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; or

         (2) The director actually received an improper personal benefit in money, property, or services; or

         (3) In the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding. However, if the proceeding was one by or in the right of the Corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the Corporation.

The termination of any proceeding by judgment, order, or settlement does not create a presumption that the director did not meet the requisite standard of conduct set forth in this Section. However, the termination of any proceeding by conviction, or plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet that standard of conduct.

                                   SECTION 3.

The Corporation shall not indemnify a director or advance expenses under Section 2 of this Article for a proceeding brought by that director against the Corporation, except (i) for a proceeding brought to force indemnification under this Article; or (ii) if the Articles or By-laws of the Corporation, a resolution of the Board of Directors of the Corporation, or an agreement approved by the Board of Directors of the Corporation to which the Corporation is a party, expressly provides otherwise. A director may not be indemnified under Section 2 of this Article in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.

                                   SECTION 4.

Unless limited by the Articles, a director who has been successful, on the merits or otherwise, in the defense of any proceeding referred to in Section 2 of this Article shall be indemnified against reasonable expenses incurred by the director in connection with the proceeding.

                                   SECTION 5.

Indemnification under Section 2 of this Article may not be made by the Corporation unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in
Section 2.

Such determination shall be made:

         (1) By the Board of Directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the Board consisting solely of two or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full Board in which the designated directors who are parties may participate; or

         (2) If neither the requisite quorum of the Board nor a committee of the Board can be obtained, or if a majority of a quorum consisting of disinterested directors or a disinterested committee so directs, then the determination shall be made either (a) by special legal counsel, which shall be counsel specifically appointed for such purpose, or (b) by a majority vote of the stockholders.

         (3) If the determination is made by special legal counsel, such counsel shall be selected either by the Board of Directors or a disinterested committee as set forth in subparagraph (1) above, or if the requisite quorum of the full Board cannot be obtained and the committee cannot be established, then by a majority vote of the full Board in which directors who are parties may participate.

Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in this Section for selection of such special counsel.

Shares held by directors who are parties to the proceeding may not be voted on the subject matter under this Section.

A court of appropriate jurisdiction, upon application of a director and such notice as the court shall require, may order indemnification in the following circumstances:

         (1)      If it determines a director is entitled to reimbursement under
                  Section 4, the court shall order indemnification, in which case the director shall be entitled to recover the expenses of securing such reimbursement; or

         (2) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standards of conduct set forth in Section 2 of this Article or has been adjudged liable under the circumstances described in
                  Section 3, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the Corporation or in which the director was found liable in the circumstances described in Section 3 shall be limited to expenses.

A court of appropriate jurisdiction may be the same court in which the proceeding involving the director's liability took place.

                                   SECTION 6.

Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the Corporation in advance of the final disposition of the proceeding upon receipt by the Corporation of (a) a written affirmation by the director of the director's good faith belief that the standard of conduct necessary for indemnification by the Corporation as authorized in this Article has been met and (b) a written undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

The undertaking required by the foregoing paragraph shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment.

Payments under this Section shall be made as provided by the Articles, By-laws or contract or as specified in Section 5.

                                   SECTION 7.

The indemnification and advancement of expenses provided or authorized by this Article may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the Articles, the By-laws, a resolution of stockholders or directors, an agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

                                   SECTION 8.

This Article does not limit the Corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.

                                   SECTION 9.

The Corporation shall indemnify its directors pursuant to this Article in connection with a director's service to an employee benefit plan at the request of the Corporation. For purposes of indemnification under this Article, action taken or omitted by a director in the performance of his duties with respect to an employee benefit plan, for a purpose reasonably believed by the director to be in the interest of the participants and beneficiaries of the plan, shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation. In addition, excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed to be fines for purposes of indemnification under this Article.

                                   SECTION 10.

Unless limited by the Articles:

         (1) An officer of the Corporation who has been successful, on the merits or otherwise, in the defense of any proceeding referred to in Section 2 of this Article shall be indemnified against reasonable expenses incurred by the officer in connection with the proceeding;

         (2) The Corporation, in the discretion of the Board of Directors, may indemnify and advance expenses to an officer, employee, or agent of the Corporation to the same extent that it may indemnify directors under this Article; and

         (3) The Corporation, in addition, may indemnify and advance expenses to an officer, employee, or agent who is not a director to such further extent, consistent with law, as may be provided by the Articles, By-laws, general or specific action of its Board of Directors or contract.

                                   SECTION 11.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have the power to indemnify against liability under the provisions of this Article. The Corporation may provide similar protection, including a trust fund, letter of credit, or surety bond, not inconsistent with this Article. Insurance or similar protection may be provided by a subsidiary or an affiliate of the Corporation.

                                   SECTION 12.

Any indemnification of, or advance of expenses to, a director in accordance with this Article, if arising out of a proceeding by or in the right of the Corporation, shall be reported in writing to the stockholders with the notice of the next stockholders' meeting or prior to the meeting.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

                                   SECTION 1.

The Board of Directors shall provide (with one or more duplicates) a suitable seal, bearing the name of the Corporation, which shall be in charge of the Secretary.

                                   SECTION 2.

The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

                                   SECTION 3.

Any shares in other corporations or associations, which may from time to time be held by the Corporation, may be represented and voted at any meeting of the shareholders thereof by the Chairman of the Board, the President or any other officer of the Corporation so designated by the Chairman of the Board or the President of the Corporation or by proxy executed in the name of the Corporation by the Chairman of the Board, the President or such designated officer with the corporate seal affixed and attested by the Secretary or an Assistant Secretary.

                                   SECTION 4.

The By-laws of the Corporation may be altered or amended and new By-laws may be adopted by the stockholders or the Board of Directors at any regular or special meeting of the stockholders or the Board of Directors; provided, however, that if such action is to be taken at a meeting of the stockholders, notice of the general nature of the proposed change in the By-laws shall have been given in the notice of such meeting. Action by the stockholders with respect to the By-laws shall be taken by an affirmative vote of two-thirds (2/3) of all the votes entitled to be cast on the matter, and action by the Board of Directors shall be taken by an affirmative vote of two-thirds (2/3) of all directors then holding office.